UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2025

EVOLUTION GLOBAL ACQUISITION CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42946	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2727 LBJ Freeway Suite 1010
Farmers Branch, TX 75234
 (Address of principal executive offices, including zip code)

Tel: (214) 775-0614

Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one Redeemable Warrant	EVOXU	The Nasdaq Stock Market, LLC

Class A ordinary share, par value $0.0001 per share	EVOX	The Nasdaq Stock Market, LLC

Redeemable Warrant - each warrant exercisable to purchase one Class A ordinary share at $11.50 per share	EVOXW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

Evolution Global Acquisition Corp. (the “Company”) has announced the appointment of Gavin Apter to join as an independent director to its board of directors, effective December 2, 2025. Mr. Apter will serve on each of the Audit Committee, Compensation Committee (as Chairperson), the Nominating and Corporate Governance Committee.

Gavin Apter is an international finance professional with extensive experience in capital markets, institutional investor engagement, and strategic advisory across the natural resources, commodities, and broader equities sectors. Mr. Apter is the founder of Loyalsnap, Inc., a technology company serving more than 5,000 fitness and wellness businesses globally. Under his leadership since 2015, Loyalsnap has grown into a leading CRM and automation platform, developing sophisticated engagement and retention solutions for high-volume, membership-driven businesses. Mr. Apter has spent more than a decade advising, financing, and evaluating companies across multiple geographies, followed by founding and scaling a successful technology firm. Mr. Apter began his career in Sydney in the Investment Banking Division of Goldman Sachs from 2005 to 2007, where he supported capital raising, M&A advisory, and strategic transactions for clients across metals, mining, energy, and diversified industries. He transitioned to Goldman Sachs’ Institutional Hedge Fund Equity Sales team in Sydney from 2007 to 2009, advising leading hedge funds on equities, commodities-linked exposures, and sector-driven investment themes. From 2009 to 2010, Mr. Apter continued in institutional equity sales with Goldman Sachs in Hong Kong, working closely with pan-Asian hedge funds and long-short investment managers. In 2010, he relocated to New York, serving in the same capacity through 2013, where he advised US-based hedge funds on global markets, corporate developments, and capital deployment strategies across natural resources and adjacent sectors. Mr. Apter’s background spans international capital markets, institutional investor strategy, and the operational leadership of a high-growth technology company. This combination provides deep insight into corporate governance, financing pathways, and value creation—capabilities well aligned with the needs of listed exploration and natural resources companies. Mr. Apter holds a Bachelor of Accounting, with Distinction, from the University of Technology, Sydney. We believe he is well qualified to join the Company as an independent director due to his extensive experience in capital markets, institutional investor engagement, and strategic advisory across the natural resources, commodities, and broader equities sectors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLUTION GLOBAL ACQUISITION CORP

	By:	/s/ Stephen Silver
		Name:	Stephen Silver
		Title:	Chief Executive Officer

Dated: December 2, 2025

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